Exhibit 99.3

EPAM Announces Planned Leadership Succession

Principal Founder and CEO Arkadiy Dobkin to Become Executive Chairman

Balazs Fejes Appointed to Become President and Chief Executive Officer

Succession to be Effective on September 1, 2025

NEWTOWN, Pa., May 8, 2025 – EPAM Systems, Inc. (NYSE: EPAM) (“EPAM” or the “Company”), a leading digital transformation services and product engineering company, today announced that Arkadiy Dobkin, the Company’s Principal Founder, Chairman, Chief Executive Officer and President, will transition to the role of Executive Chairman, on September 1, 2025. As part of the planned succession, Balazs Fejes, EPAM’s President of Global Business & Chief Revenue Officer, will become Chief Executive Officer and President.
As Executive Chairman, Mr. Dobkin will continue his commitment to the Company’s vision and future success. In this role, he will focus on advancing strategic initiatives and supporting the continuity of EPAM’s mission as the Company enters the next phase of its journey. Mr. Dobkin will remain actively engaged in helping to shape EPAM’s long-term strategic direction, maintaining key relationships with clients, partners and investors, providing guidance on critical strategic initiatives and promoting the Company’s brand worldwide. Working closely with the CEO and leadership team, Mr. Dobkin will help ensure that the values, relationships and strategic focus that have defined EPAM for decades continue to guide its future.
“Over the past three decades, EPAM has been the defining project of my professional and personal journey,” said Mr. Dobkin. “We started with a simple belief in the power of global talent and the conviction that software could change the world. Today, with over 61,000 professionals across more than 55 countries, EPAM leads digital transformation efforts worldwide and extends its impact into education, sustainability and humanitarian initiatives. Having successfully navigated multiple waves of change and with continued investments in GenAI-enabled delivery and solutions, I am confident that EPAM is well-positioned to meet future challenges and build on our strong foundation of engineering excellence and innovation.”
“On behalf of the Board, I want to commend Arkadiy’s tremendous dedication to building and growing EPAM from a small engineering services startup to a top-ranked, Digital Engineering and Consulting services company,” said Lead Independent Director, Richard Michael Mayoras. “Arkadiy’s vision and leadership have been instrumental in shaping EPAM’s growth strategy and its succession plan. We are confident that with this thoughtful CEO transition, and Arkadiy’s ongoing role as Executive Chairman, the Company is well positioned to continue its leadership in the IT Services industry and to build on its momentum for long-term growth.”

Throughout his tenure, Mr. Dobkin has led EPAM through key milestones that have shaped its global leadership position:
•1993 — Founded EPAM Systems with a vision to deliver world-class software engineering and innovation to global clients.
•2012 — Led EPAM’s successful Initial Public Offering on the New York Stock Exchange.
•2015-2021 — Pioneered and firmly established the Digital Product Engineering service model as a global category at enterprise scale and drove EPAM’s global expansion across North America, Europe, APAC and Latin America, broadening its client base and industry reach.
•2021 — Guided EPAM’s inclusion in the S&P 500 Index, with EPAM named to the Fortune 100 Fastest-Growing Companies list for three consecutive years.
•2022–2025 — Led EPAM’s humanitarian and strategic initiatives to support tens of thousands of employees during the geopolitical crisis caused by the Russian invasion of Ukraine.
•2024–2025 — Positioned EPAM as a leader in AI-Native solutions, setting the foundation for the Company’s next era of innovation and growth, while stabilizing operations across Central and Eastern Europe and significantly expanding its presence in India and Latin America.
•2025 — Led EPAM’s return to growth, positioning the Company to surpass $5 billion in annual revenue.
Mr. Dobkin added, “EPAM’s leadership team has been built over many years, and we believe our roadmap for growth remains clear. Balazs Fejes, better known as FB, joined the Company over 20 years ago and has been a critical part of our growth story. His leadership has been instrumental to EPAM’s development —serving as our first CTO, building our Financial Services Business globally, leading our European and APAC markets and most recently, serving as President of Global Business and Chief Revenue Officer. FB is uniquely positioned to provide both strategic and operational leadership during our next phase of evolution, and his rare combination of business and technical acumen will enable him to continue driving EPAM forward.”
“I am honored to serve as EPAM’s next CEO as we continue advancing the global growth strategy shaped under Arkadiy’s leadership,” said Balazs Fejes. “EPAM is a unique company, with a leadership team that deeply understands and respects what sets us apart in the digital transformation space. I am committed to building on our strong foundation by expanding our engineering and consulting capabilities, helping our global clients accelerate their GenAI-enabled journeys and ensuring we stay ahead as their trusted partner. I am humbled by the trust placed in me by Arkadiy, our leadership team and the Board, and I look forward to working closely with them to achieve our goals.”

First Quarter 2025 Results
In a separate press release issued today, EPAM announced its financial results for its first quarter ended March 31, 2025. The Company will host a conference call at 8:00 AM ET to discuss these results, which will be available live on the EPAM website at https://investors.epam.com.

About Arkadiy Dobkin
Arkadiy Dobkin is the Principal Founder and Executive Chairman of EPAM Systems, Inc. Under his leadership, EPAM has grown from a New Jersey-based start-up with Eastern European roots, into a global leader in digital transformation services, digital platform engineering, and consulting.
Mr. Dobkin has been instrumental in pioneering the software product engineering and IT services industries, helping to open the vast software talent pools of Central and Eastern Europe to the global business community. Over the past three decades, he has guided EPAM through sustained global expansion, innovation leadership, and significant milestones, including its successful Initial Public Offering on the New York Stock Exchange in 2012 and its addition to the S&P 500 and Forbes Global 2000 indices in 2021.
Under Arkadiy’s leadership, EPAM championed and firmly established “Digital Product Engineering” as a global service model category at enterprise scale.
Mr. Dobkin’s leadership and contributions have been recognized globally. He was inducted into the Ernst & Young World Entrepreneur of the Year Academy and the Entrepreneur of the Year Hall of Fame. In 2021, he received the Tatra Summit Business Leadership Award from GLOBSEC for his contributions to the tech business environment across the CEE region and beyond, and he has been recognized as one of Philadelphia Business Journal’s Most Admired CEOs.
He holds a Master of Science degree in Electrical Engineering from Belarusian National Technical University.

About Balazs Fejes
Balazs Fejes serves as EPAM’s President of Global Business & Chief Revenue Officer, where he leads global client engagement, market activities and is responsible for EPAM’s global business operations.
Prior to June 2024, Mr. Fejes served as President of the Europe and APAC Markets, leading business activities in those regions, co-leading global business operations and overseeing EPAM’s banking and financial services business unit. Prior to August 2012, Mr. Fejes served as EPAM’s chief technology officer (CTO) and was responsible for ensuring that EPAM’s global software development centers were at the leading edge of industry standards for efficiency and quality.
Mr. Fejes joined EPAM in 2004 as part of the acquisition of Fathom Technology, a Hungarian software engineering firm which he co-founded and where he served as CTO. Prior to co-founding Fathom Technology Mr. Fejes held senior technical leadership roles at Great Plains (Microsoft Business Solutions) and Scala Business Solutions.
Throughout his career, Mr. Fejes has been a hands-on innovator, visionary architect and software engineer, receiving multiple awards and programming championship honors.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has used its software engineering expertise to become a leading global provider of digital engineering, cloud and AI-enabled transformation services, and a leading business and experience consulting partner for global enterprises and ambitious startups. We address our clients' transformation challenges by focusing EPAM Continuum's integrated strategy, experience and technology consulting with our 30+ years of engineering execution to speed our clients' time to market and drive greater value from their innovations and digital investments.
We leverage AI and GenAI to deliver transformative solutions that accelerate our clients' digital innovation and enhance their competitive edge. Through platforms like EPAM AI/RUN™ and initiatives like DIALX Lab, we integrate advanced AI technologies into tailored business strategies, driving significant industry impact and fostering continuous innovation.
We deliver globally but engage locally with our expert teams of consultants, architects, designers and engineers, making the future real for our clients, our partners, and our people around the world. We believe the right solutions are the ones that improve people's lives and fuel competitive advantage for our clients across diverse industries. Our thinking comes to life in the experiences, products and platforms we design and bring to market.
Added to the S&P 500 and the Forbes Global 2000 in 2021 and recognized by Glassdoor and Newsweek as Most Loved Workplace, our multidisciplinary teams serve customers across six continents. We are proud to be among the top 15 companies in Information Technology Services in the Fortune 1000 and to be recognized as a leader in the IDC MarketScapes for Worldwide Experience Build Services, Worldwide Experience Design Services and Worldwide Software Engineering Services.
Learn more at www.epam.com and follow us on LinkedIn.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets, global trade and the broader economy, the adoption and implementation of artificial intelligence technologies by EPAM and its clients, and the effect that these events may have on client demand and our revenues, operations, access to capital, and profitability. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the factors discussed in the Company’s Quarterly Reports on Form 10-Q, particularly under the headings "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contacts
Investors
Mike Rowshandel
Head of Investor Relations
+1-267-759-9000 x 393336
investor_relations@epam.com

Media
press@epam.com